DYNEGY INC.

                                                             Enrollment Form for
                                                          Dynegy Investment Plus
                                                       Dividend Reinvestment and
                                                             Stock Purchase Plan

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                           This form when completed and signed, should be mailed
                               in the courtesy envelope provided to: ChaseMellon
                                 Shareholder Services Investor Services Program,
                                                P.O. Box 3339, South Hackensack,
                                                                   NJ 07606-1939

Is this account for an existing stockholder?  YES |_| NO |_|
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1. Account Registration Complete only one section. Print clearly in CAPITAL
   LETTERS.

|_| INDIVIDUAL OR JOINT ACCOUNT

      Owner's name
      |_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_|

      Owner's Social Security number              Owner's date of birth
      (used for tax reporting)                    Month       Day        Year
      |_||_||_| - |_||_| - |_||_||_||_|           |_||_|  /  |_||_|  /   |_||_|

      Joint Owner's name
      |_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_|

      Joint Owner's Social Security number
      (used for tax reporting)
      |_||_||_| - |_||_| - |_||_||_||_|

      The account will be registered "Joint Tenants with Rights of Survivorship" unless you check a box below:

      |_| Tenants in common    |_| Tenants by entirety    |_| Community property
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|_| GIFT TRANSFER TO A MINOR (UGMA/UTMA)

      Custodian's name
      |_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_|

      Minor's name
      |_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_|

      Minor's Social Security number              Minor's date of birth
      (required)                                  Month       Day        Year
      |_||_||_| - |_||_| - |_||_||_||_|           |_||_|  /  |_||_|  /   |_||_|
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|_| TRUST (Please check only one of the trustee types)

      |_|   Person as trustee   |_| Organization as trustee

      Trustee: Individual or organization name
      |_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_|

      and Co-trustee's name, if applicable
      |_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_|

      Name of trust
      |_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_|

      For the benefit of
      |_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_|

                                                  Date of trust
      Trust taxpayer identification number        Month       Day        Year
      |_||_||_| - |_||_| - |_||_||_||_|           |_||_|  /  |_||_|  /   |_||_|
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|_| ORGANIZATION OR BUSINESS ENTITY

      Check one: |_| Corporation   |_| Partnership   |_| Other

      Name of entity
      |_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_|

      Taxpayer identification number
      |_||_| - |_||_||_||_||_||_||_|

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2. Address

Mailing address (including apartment or box number)
|_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_|

|_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_|

City                                       State   Zip
|_||_||_||_||_||_||_||_||_||_||_||_||_|   |_||_|  |_||_||_||_||_| - |_||_||_||_|

Home phone                                 Work phone
(|_||_||_|) |_||_||_| - |_||_||_||_|       (|_||_||_|)  |_||_||_| - |_||_||_||_|

For mailing address outside the U.S.:                           Routing or
Country of residence                     Province               postal code
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3. Dividend Reinvestment

You may choose to reinvest all or part of the dividends paid on Dynegy Inc. Class A common stock and certain equity securities of Illinois Power Company. If neither box is selected, The Chase Manhattan Bank will automatically remit any dividends to you.

|_|   Reinvest the dividends on ALL shares.

|_| I would like a portion of my dividends reinvested. Please reinvest the dividends on (a)____________ of my shares; or (b) $_________ of my dividends. 100% of your dividends will be reinvested if a specific number of shares or a specific dollar amount is not indicated.

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4. Initial and Optional Cash Purchases (Make checks payable to The Chase
   Manhattan Bank)

|_| As a NEW plan participant I wish to enroll in the plan by making an initial investment. Enclosed is my check or money order for $__________. Initial investment must be at least $250 not to exceed $10,000 per month. AS A NEW INVESTOR YOU MUST COMPLETE SECTIONS 1, 2 & 8.

|_| As a CURRENT registered shareholder I wish to make an additional investment. Enclosed is my check or money order for $__________. (Minimum $100 with the Maximum not to exceed $10,000 per month.)

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5. Bank Authorization Agreement

|_| DIRECT DEPOSIT OF DIVIDENDS

I hereby authorize to have my dividends deposited automatically in my bank account. (Please complete Section 6.) If this option is not selected, your dividend check will be automatically mailed to your address.

|_| AUTOMATIC ADDITIONAL INVESTMENT

I hereby choose to make additional investments in Dynegy Inc. Class A common stock by authorizing automatic monthly debits from my bank account.

Upon receipt of this form, properly completed, the Administrator will contact your bank to deduct the amount indicated from your bank account on or about the 25th of each month. The Administrator will invest in Dynegy Inc. Class A common stock beginning on the next Investment Date. Such deductions and investments will continue monthly until you notify the Administrator to change or discontinue them. Should your bank account contain insufficient funds to cover the authorized deduction, no deduction or investment will occur. In such event, you may be charged a fee by your bank for insufficient funds.

Please complete the following and Section 6:
I hereby authorize the Chase Manhattan Bank and the Financial Institution indicated below to deduct from my bank account $_____________ per month ($100 minimum, $10,000 maximum) and apply amounts so deducted to the purchase of Dynegy Inc. Common Stock under the account designated (Note: Deductions will occur on or about the 25th of each month.)

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6. Bank Account Information (complete only if a feature in Section 5 is selected)

This information will be used for

|_| Direct Deposit of Dividends (Sec. 5)      |_| Automatic Investments (Sec. 5)

|_| Checking account           Bank or credit union's ABA transit routing number
                               (available from the bank or credit union)
                               |_||_||_||_||_||_||_||_||_|

|_| Savings account            Bank or credit union account number
                               |_||_||_||_||_||_||_||_||_||_||_||_|

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                           Tape your voided check here

         Bank and credit union routing information.

         For deposits or withdrawals to your checking account, please tape a voided check so the Administrator may obtain bank or credit union account information.

         For deposits or withdrawals to a savings account, please tape a preprinted deposit slip. (Do not staple the slips.)

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7. Safekeeping

Dynegy Inc. Class A common stock certificates deposited for safekeeping in your account must be in the same registration as your plan account.

|_| Please accept the enclosed certificate(s) for deposit to my account.
    Enclosed are ______________ share certificates.
                 insert number

                            certificate number        number of shares
                            ------------------        ----------------
                           |                  |       |               |
                            ------------------        ----------------
                           |                  |       |               |
                            ------------------        ----------------
                           |                  |       |               |
                            ------------------        ----------------
                           |                  |       |               |
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                                                      |   T O T A L   |
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8. Account Authorization Signature (required)

|_| REQUEST FOR TAXPAYER IDENTIFICATION NUMBER (Substitute Form W-9)

      I am a U.S. citizen or a resident alien. I certify, under penalties of perjury, that (1) the taxpayer identification number in Section 1 is correct (or I am waiting for a number to be issued to me) and (cross out the following if not true) (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service that I am subject to backup withholding as a result of failure to report all interest or dividends, or
      (c) the IRS has notified me that I am no longer subject to backup withholding.

|_| CERTIFICATE OF FOREIGN STATUS (Substitute Form W-8)

      I am an exempt foreign citizen. I certify, under penalties of perjury, that for dividends, I am not a U.S. citizen or resident alien (or I am filing for a foreign corporation, partnership, estate, or trust) and I am an exempt foreign person. I have entered in Section 2 of this enrollment form the country where I reside permanently for income-tax purposes.

|_| FOR ORGANIZATION AND BUSINESS ENTITIES EXEMPT FROM BACKUP WITHHOLDING

      I qualify for exemption and my account will not be subject to tax reporting and backup withholding.

MY/OUR SIGNATURE(S) BELOW INDICATES I/WE HAVE READ THE PROSPECTUS AND AGREE TO THE TERMS THEREIN AND HEREIN.

Signature of Owner                                   Date (month, day, year)
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Signature of Joint Owner                             Date (month, day, year)
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     If you need assistance, please call the Administrator at 1-888-921-5563